Exhibit 99.5

ANNUAL STATEMENT OF COMPLIANCE

TARGET RECEIVABLES CORPORATION

TARGET CREDIT CARD OWNER TRUST 2005-1

The undersigned, a duly authorized representative of Target Receivables Corporation, as administrator of the Target Credit Card Owner Trust 2005-1, pursuant to the Section 3.9 of the Indenture, dated as of November 9, 2005, between Target Credit Card Owner Trust 2005-1, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee, does hereby certify that:

1.     Capitalized terms used in this certificate have the meanings as set forth in the Indenture.

2.     The undersigned is an officer of Target Receivables Corporation.

3.     As of the date hereof, the undersigned has made a review of the Issuer’s activities during the year.

4.     As of the date hereof, to the best knowledge of the undersigned, the Issuer has complied with all conditions and covenants in all material respects under the Indenture.

IN WITNESS WHEREOF, the undersigned has duly executed this statement on this 21st day of March, 2007.

TARGET RECEIVABLES CORPORATION,
as Administrator of Target Credit Card
Owner Trust 2005-1,

By: /s/ Terrence J. Scully
Name: Terrence J. Scully
Title: Vice President & Director